NOTE

$22,600,000.00

October 7, 2002

FOR VALUE RECEIVED, the undersigned, Bedford Property Investors, Inc., a Maryland corporation (“Borrower”), whose Federal Tax Identification Number is 68-0306514, promises to pay to the order of Nationwide Life Insurance Company, an Ohio corporation, its successors and assigns (“Lender”) the principal sum of $22,600,000.00, together with interest on the principal balance of this Note (the “Note”), from time to time remaining unpaid, from the date of disbursement by Lender at the applicable interest rate hereinafter set forth, together with all other sums due hereunder or under the terms of the Deed of Trust (as hereinafter defined) in lawful money of the United States of America which shall be legal tender in payment of all debts at the time of such payment (the “Loan”).  Both principal and interest and all other sums due hereunder shall be payable at the office of Lender at One Nationwide Plaza, Columbus, Ohio 43215-2220, Attention: Real Estate Investment Department, 34T or at such other place as Lender may from time to time designate.  Said principal and interest shall be paid over a term, at the times, and in the manner set forth below:

1.

Payment Provisions.

(a)

Interest accrued on the unpaid principal balance of this Note from the date of disbursement hereof through and including October 31, 2002, at the rate of 4.61% per annum (the “Applicable Interest Rate”), shall be due and payable on the disbursement date of the Loan.

(b)

Thereafter, monthly installments of principal and interest on the unpaid principal balance of this Note at the Applicable Interest Rate, shall be due and payable in 36 consecutive monthly installments commencing on December 1, 2002, and continuing on the first day of each calendar month thereafter, with each such installment to be in the sum of $127,033.36, without deduction or set-off.

(c)

On or about  July 1, 2005, Lender shall notify Borrower in writing of the reset interest rate that will become effective in accordance with this Note, which reset interest rate shall be either the annual interest rate then in effect under this Note or Lender’s then prevailing annual interest rate for loans with a term of 3 years then being originated by Lender on properties comparable to the Property (as hereinafter defined) as determined solely by Lender (such initial reset interest rate is hereinafter referred to as the “First Reset Rate”).

(d)

Borrower shall have 30 days from the date of receipt of such notification from Lender to accept or reject the First Reset Rate.  Failure by Borrower to notify Lender of the acceptance or rejection of the  First Reset Rate within such 30 day period shall be deemed to be a rejection of the First Reset Rate.  If the First Reset Rate is rejected or deemed rejected by Borrower, the entire unpaid principal balance of this Note, all accrued unpaid interest hereon, and any other amounts payable hereunder or under the other Loan Documents (as hereinafter defined) shall be due and payable in full, at par, no later than November 1, 2005.

(e)

If Borrower accepts the First Reset Rate in order to extend the term of this Note an additional 36 months, the First Reset Rate shall become effective on November 1, 2005 (the “First Reset Rate Effective Date”), and monthly installments of principal and interest shall then be due and payable in an amount determined by Lender that will amortize the remaining unpaid principal balance of this Note at the First Reset Rate based upon a 22-year amortization schedule.

(f)

Thereafter, monthly installments of principal and interest on the unpaid principal balance of this Note at the First Reset Rate in the amount thus calculated shall be due and payable in 36 consecutive monthly installments commencing on December 1, 2005, and continuing on the first day of each calendar month thereafter, to and including the monthly installment of principal and interest due and payable on November 1, 2008.

(g)

On or about July 1, 2008, Lender shall notify Borrower in writing of the reset interest rate that will become effective in accordance with this Note, which reset interest rate shall be either the annual interest rate then in effect under this Note or Lender’s then prevailing annual interest rate for loans with a term of 3 years then being originated by Lender on properties comparable to the Property (as hereinafter defined) as determined solely by Lender (such second reset interest rate is hereinafter referred to as the “Second Reset Rate”).

(h)

Borrower shall have 30 days from the date of receipt of such notification from Lender to accept or reject the Second Reset Rate.  Failure by Borrower to notify Lender of the acceptance or rejection of the  Second Reset Rate within such 30 day period shall be deemed to be a rejection of the Second Reset Rate.  If the Second Reset Rate is rejected or deemed rejected by Borrower, the entire unpaid principal balance of this Note, all accrued unpaid interest hereon, and any other amounts payable hereunder or under the other Loan Documents (as hereinafter defined) shall be due and payable in full, at par, no later than November 1, 2011.

(i)

If Borrower accepts the Second Reset Rate in order to extend the term of this Note an additional 36 months, the Second Reset Rate shall become effective on November 1, 2008, and monthly installments of principal and interest shall then be due and payable in an amount determined by Lender that will amortize the remaining unpaid principal balance of this Note at the Second Reset Rate based upon a 19-year amortization schedule.

(j)

Thereafter, monthly installments of principal and interest on the unpaid principal balance of this Note at the Second Reset Rate in the amount thus calculated shall be due and payable in 35 consecutive monthly installments commencing on December 1, 2008, and continuing on the first day of each calendar month thereafter, to and including the monthly installment of principal and interest due and payable on October 1, 2011.

2.

Maturity.

If the First Reset Rate is rejected by Borrower (or deemed rejected by Borrower), the entire unpaid principal balance of this Note, all accrued and unpaid interest thereon, and any other amounts payable hereunder or under the Loan Documents shall be due and payable in full, on November 1, 2005 (the “Original Maturity Date”).  If Borrower accepts the First Reset Rate, the unpaid principal balance of this Note and all accrued unpaid interest thereon, and any other amounts payable hereunder or under the Loan Documents, if not sooner paid, shall be due and payable in full on November 1, 2008 (the “First Reset Maturity Date”).  If the Second Reset Rate is rejected by Borrower (or deemed rejected by Borrower), the entire unpaid principal balance, all accrued and unpaid interest thereon, and any other amounts payable hereunder or under the Loan Documents shall be due and payable in full on the First Reset Maturity Date.  If Borrower accepts the Second Reset Rate, the unpaid principal balance of this Note and all accrued unpaid interest thereon,  and any other amounts payable hereunder or under the Loan Documents, if not sooner paid, shall be due and payable in full on November 1, 2011 (the “Second Reset Maturity Date”).  The term “Maturity Date” shall mean the Original Maturity Date or, if the First Reset Rate is in effect, the First Reset Maturity Date, or, if the Second Reset Rate is in effect, the Second Reset Maturity Date.

3.

Application of Payments.  All payments shall be applied first to any late payment or other such charges as provided in this Note or in the Deed of Trust, then to accrued unpaid interest on this Note, and the balance, if any, shall be applied to the reduction of the outstanding principal balance of this Note (subject to the terms hereof).  Interest due hereunder shall be calculated on the basis of a 360-day year (composed of twelve 30-day months) except the payment due under payment provision 1(a) above which shall be calculated on the actual number of days; provided, however, in no event shall the rate of interest payable under the terms of this Note exceed the maximum rate of interest permitted under applicable law.

4.

Late Payment Charge.  Prior to the acceleration or maturity of this Note, Lender may collect a late payment charge in an amount equal to 5% of any full monthly installment not received by the due date.  Such late payment charge shall constitute liquidated damages for the purpose of covering the extra expenses involved in handling delinquent installments and Lender may collect such late payment charges even though it has not given any notice to Borrower of such late payment or a cure period, if any, has not passed; provided that such late payment charge shall not, together with other interest to be paid on the indebtedness evidenced by this Note or indebtedness arising under any instrument securing the payment hereof, exceed the maximum interest permitted under applicable law.  Borrower acknowledges that the late payment charge is a fair and reasonable estimate, considering all of the circumstances existing on the date of execution of this Note, of the cost the Lender will incur by reason of such late payment.

5.

Prepayment.

(a)

Except as hereinafter provided, Borrower shall not have the right to prepay all or any part of the Loan at any time.  Borrower shall have the right to prepay, in full but, except in connection with a Permitted Partial Release (as defined in the Deed of Trust),  not in part, the Loan evidenced by this Note, provided that, as conditions precedent, Borrower: (i) gives Lender not less than 30 days’ prior Written Notice (as defined in the Deed of Trust) of Borrower’s intention to so prepay this Note; and (ii) pays to Lender the Prepayment Premium (as hereinafter defined), if any, then due and payable to Lender as hereinafter provided.  As used herein, the term “Prepayment Premium” shall mean a sum equal to the greater of either:  (A)  1% of the outstanding principal balance of this Note at the time of prepayment; or ( B) an amount equal to the sum of (a) the present value of the scheduled monthly payments due under this Note from the date of prepayment to the Maturity Date, and (b) the present value of the amount of principal and interest due under this Note  on the Maturity Date (assuming all scheduled monthly payments due prior to the Maturity Date were made when due), minus (c) the outstanding principal balance of this Note as of the date of prepayment.  The present values described in (a) and (b) shall be computed on a monthly basis as of the date of prepayment discounted at the yield-to-maturity of the U. S. Treasury Note or Bond closest in maturity to the Maturity Date of this Note as reported in The Wall Street Journal (or, if The Wall Street Journal is no longer published, as reported in such other daily financial publication of national circulation which shall be designated by Lender) on the fifth business day preceding the date of prepayment.  Borrower shall be obligated to prepay this Note on the date set forth in the notice to Lender required hereinabove, after such notice has been delivered to Lender.  Notwithstanding the foregoing or any other provision herein to the contrary, if Lender elects to apply insurance proceeds, condemnation awards, or any escrowed amounts, if applicable, to the reduction of the outstanding principal balance of this Note in the manner provided in the Deed of Trust, no Prepayment Premium shall be due or payable as a result of such application, and the monthly installments due and payable hereunder shall be reduced accordingly.

(b)

In the event the Maturity Date of the Loan evidenced by this Note is accelerated by Lender at any time due to a default by Borrower under this Note or any of the other Loan Documents (as hereinafter defined), then a tender of payment in an amount necessary to satisfy the entire outstanding principal balance of this Note together with all accrued unpaid interest hereon made by Borrower, or by anyone on behalf of Borrower, at any time prior to, at, or as a result of, a foreclosure sale or sale pursuant to power of sale, shall constitute a voluntary prepayment hereunder prior to the contracted Maturity Date of this Note thus requiring the payment to Lender of a Prepayment Premium equal to the applicable Prepayment Premium as set forth in paragraph (a) above; provided, however, that in the event such Prepayment Premium is construed to be interest under the laws of the State of Arizona (the “State”) in any circumstance, such payment shall not be required to the extent that the amount thereof, together with other interest payable hereunder, exceeds the maximum rate of interest that may be lawfully charged under applicable law.

(c)

Notwithstanding anything contained herein to the contrary, during the 90-day period immediately preceding the Maturity Date of this Note, the entire outstanding principal balance and all accrued unpaid interest on this Note may be prepaid in full, but, except in connection with a Permitted Partial Release, not in part, at par, without incurring a Prepayment Premium.

6.

Additional Conditions.  This Note is secured by, among other things, a Deed of Trust, Security Agreement and Fixture Filing (the “Deed of Trust”) and by an Assignment of Leases, Rents and Profits (the “Assignment”) of even date herewith, encumbering certain property described therein (collectively, the “Property”).  The Deed of Trust and the Assignment contain terms and provisions which provide grounds for acceleration of the Loan evidenced by this Note, together with additional remedies in the event of default hereunder or thereunder.  Failure on the part of Lender to exercise any right granted herein or in the Deed of Trust or the Assignment or any other Loan Document shall not constitute a waiver of such right, or preclude Lender’s subsequent exercise and enforcement thereof. This Note, the Deed of Trust, the Assignment and all other documents and instruments executed as further evidence of, as additional security for, or executed in connection with, the Loan evidenced by this Note are hereinafter collectively referred to as the “Loan Documents.”

Except as otherwise provided herein, all parties to this Note, including endorsers, sureties and guarantors, if any, hereby jointly and severally waive presentment for payment, demand, protest, notice of protest, notice of demand, notice of nonpayment, notice of dishonor, notice of intent to accelerate the maturity of this Note, notice of acceleration of the maturity of this Note, and any and all other notices and demands whatsoever, and agree to remain bound hereby until the principal, interest and all other obligations arising under this Note are paid in full, notwithstanding any extensions of time for payment which may be granted by Lender, even though the period of extension be indefinite, and notwithstanding any inaction by, or failure to assert any legal rights available to Lender pursuant to the terms and conditions of this Note.

If the obligations evidenced by this Note, or any part thereof, are placed in the hands of an attorney or other person for collection, whether by suit or otherwise, at any time, or from time to time, Borrower shall be liable to Lender, in each instance, for all costs and expenses incurred in connection therewith, including, without limitation, Reasonable Attorneys’ Fees (as hereinafter defined).

7.

Default.  If Borrower defaults under this Note or under any of the other Loan Documents, then in any or all of such events, at the option of Lender, the entire outstanding principal balance of this Note, together with all accrued unpaid interest thereon and all other obligations arising under this Note or any of the other Loan Documents, may be accelerated by Lender and may become and be immediately due and payable then or thereafter (provided such default has not been cured previously) as Lender may elect, regardless of the Maturity Date hereof. All such amounts shall bear interest after maturity, by acceleration or otherwise, at the lesser of either:  (a) the highest rate of interest then allowed by the laws of the State or, if controlling, the laws of the United States; or (b) the then applicable interest rate of this Note plus 500 basis points per annum.

During the existence of any such default, Lender may apply any sums received, including but not limited to insurance proceeds or condemnation awards, to any amount then due and owing hereunder or under the terms of any of the other Loan Documents as Lender may determine.  Neither the right nor the exercise of the right herein granted unto Lender to apply such proceeds as aforesaid shall serve to cure the default or preclude Lender from exercising its option to cause the entire Loan evidenced by this Note to become immediately due and payable by reason of Borrower’s default under the terms of this Note or any of the other Loan Documents.

Notwithstanding any provisions herein to the contrary, Lender’s right, power and privilege to accelerate the maturity of the indebtedness evidenced hereby shall be conditioned upon, with respect to any Non-Monetary Default (as hereinafter defined), Lender giving Borrower Written Notice of such Non-Monetary Default and a 30-day period, after the date of such notice, within which to cure such Non-Monetary Default, unless such Non-Monetary Default cannot be cured within said 30-day time period, in which event Borrower shall have a reasonable period of time to complete such cure, provided that action to cure such Non-Monetary Default has commenced within said 30-day period and Borrower is, in Lender’s sole judgment, not diminishing or impairing the value of the Property, and is diligently pursuing a cure to completion, but in no event longer than 90 days.  Any notice required hereunder shall be given as provided in the Deed of Trust.  Lender shall have no obligation to give Borrower notice of, or any period to cure, any Monetary Default or any Incurable Default (as hereinafter defined) prior to exercising Lender’s right, power and privilege to accelerate the maturity of the Loan evidenced hereby, to declare the same to be immediately due and payable, and to exercise all other rights and remedies herein granted or otherwise available to Lender at law or in equity.  As used herein, the term “Monetary Default” shall mean any default which can be cured by the payment of money, including but not limited to, the payment of principal and/or interest due under this Note and the payment of taxes, assessments and insurance premiums when due as provided in the Deed of Trust.  As used herein, the term “Non-Monetary Default” shall mean any default which is not a Monetary Default or an Incurable Default.  As used herein, the term “Incurable Default” shall mean either: (i) any voluntary or involuntary sale, assignment, mortgaging or transfer of the Property or ownership interests in Borrower in violation of the covenants of the Deed of Trust; or (ii) if Borrower, or any person or entity comprising Borrower, should make an assignment for the benefit of creditors, become insolvent, or file (or have filed against it) a petition in bankruptcy (including but not limited to, a petition seeking a rearrangement or reorganization) which is not dismissed within 30 days after the filing of same.

Notwithstanding any provision of this Note to the contrary, during any period of default and regardless of any cure period applicable to such default, in each instance under this Note, the Deed of Trust, or any of the other Loan Documents in which either: (i) Borrower is permitted to take a material action without Lender’s consent; or (ii) Lender’s consent is to be exercised reasonably, Lender’s consent shall be required and shall be granted or withheld in Lender’s sole and absolute discretion.

8.

Savings Clause; Severability.  Borrower agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid in connection with this Note.  It is the intent of Borrower and Lender in the execution of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law.  In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law.  Neither Borrower nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this section shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith.  Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated.  If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the Loan evidenced by this Note exceeds the maximum permitted by applicable law, Lender shall refund to Borrower the amount of such excess and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest.  In the event that Lender shall collect monies which are deemed to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination be immediately returned to Borrower, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable.  By execution of this Note, Borrower acknowledges that it believes the Loan evidenced by this Note to be non-usurious and agrees that if, at any time, Borrower should have reason to believe that such Loan is in fact usurious, it will give Lender notice of such condition and Borrower agrees that Lender shall have 90 days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists.  The term “applicable law” or “applicable usury law” as used in this Note shall mean the laws of the State or the laws of the United States, whichever laws allow the greater rate of interest and do not violate the laws of the State, as such laws now exist or may be changed or amended or come into effect in the future.  If any clauses or provisions herein contained operate or would prospectively operate to invalidate this Note, then such clauses or provisions only shall be held for naught, as though not herein contained and the remainder of this Note shall remain operative and in full force and effect.

9.

Exculpation.  The liability of Borrower with respect to the payment of principal and interest hereunder shall be “non-recourse.”  Except as hereinafter provided, Lender’s source of satisfaction of Borrower’s obligations under this Note and the other Loan Documents shall be limited to the Property and Lender’s receipt of the rents, issues and profits from the Property and any other security or collateral now or hereafter held by Lender, and Lender shall not seek to procure payment out of any other assets of Borrower, or any person or entity comprising Borrower, or to seek judgment (except as hereinafter provided) for any sums which are or may be payable under this Note or any of the other Loan Documents, as well as any claim or judgment (except as hereafter provided) for any deficiency remaining after foreclosure of the Deed of Trust.  Notwithstanding the foregoing, nothing herein contained shall be deemed to be a release or impairment of the Loan evidenced by this Note or the security therefor intended by the other Loan Documents, or be deemed to preclude Lender from exercising its rights to foreclose the Deed of Trust or to enforce any of its other rights or remedies under the Loan Documents.

Notwithstanding the foregoing, it is expressly understood and agreed that the aforesaid limitation on liability shall in no way affect or apply to the continued personal liability of Borrower for all sums due to:

(a)

fraud, willful misconduct or material misrepresentation made in or in connection with the Application for Mortgage Loan dated August 1, 2002, and any subsequent amendments thereto, this Note or any of the other Loan Documents;

(b)

the failure to pay taxes which accrue prior to Lender taking control of the Property or to pay assessments or any other governmental impositions, charges for labor, materials or any other charges which may create liens on any portion of the Property;

(c)

the misapplication or misappropriation of (i) proceeds of insurance covering any portion of the Property; (ii) proceeds of the sale, condemnation or transfer in lieu of condemnation of any portion of the Property; or (iii) rentals received by or on behalf of Borrower subsequent to the date on which Lender makes written demand therefor pursuant to any of the Loan Documents;

(d)

causing or permitting waste or causing arson to occur in, on or about the Property, and failing to maintain the Property, except for ordinary wear and tear;

(e)

the failure to return to Lender all unearned advance rentals and security deposits that have been paid by tenants of the Property to the extent that such amounts have not been refunded to or forfeited by such tenants;

(f)

the failure to pay any and all tenant improvement allowances owed to tenants leasing space in the Property;

(g)

the failure to pay to Lender any and all fees paid to Borrower by any tenant of the Property which fees permit the tenant to terminate its lease or otherwise abandon or vacate its leased premises;

(h)

loss by fire or any other casualty to the extent not compensated by insurance proceeds collected by or remitted to Lender, as a result of Borrower’s failure to comply with the insurance provisions of the Deed of Trust;

(i)

the failure to return to or reimburse Lender for all Fixtures and Personal Property (as defined in the Deed of Trust) owned by Borrower and taken from the Property by or on behalf of Borrower, out of the ordinary course of business, and not replaced by items with values equal to or greater than the original values of the Fixtures and Personal Property so removed;

(j)

all court costs and Reasonable Attorneys’ Fees actually incurred by Lender for which Borrower is liable pursuant to the terms of this Note or any of the other Loan Documents;

(k)

(i) the removal of any chemical, material or substance in excess of legal limits or which is required by any governmental entity, to which exposure is prohibited, limited or regulated by any federal, state, county or local authority, and which may or could pose a hazard to the health and safety of the occupants of the Property (which substances are also further defined in the Deed of Trust as “Hazardous Materials”), regardless of the source of origination (including sources off the Property which migrate onto the Property or its groundwater); (ii) the restoration of the Property to comply with all governmental regulations pertaining to Hazardous Materials found in, on or under the Property, regardless of the source of origination (including sources off the Property which migrate onto the Property or its groundwater); and (iii) any indemnity or other agreement to hold Lender harmless from and against any and all losses, liabilities, damages, injuries, costs and expenses of any and every kind arising as a result of the existence and/or removal of Hazardous Materials and from the violation of Hazardous Waste Laws (as defined in the Deed of Trust).  Borrower shall not be liable hereunder if the Property becomes contaminated for reasons other than the acts or omissions of Borrower or subsequent to Lender’s acquisition of the Property by foreclosure or acceptance of a deed in lieu thereof, or subsequent to any transfer of  ownership of the Property which was approved or authorized in writing by Lender pursuant to the Deed of Trust, provided that such transferee assumes in writing all obligations of Borrower under the Loan Documents pertaining to Hazardous Materials.  Liability under this subsection (k) shall extend beyond repayment of the Loan through the applicable statute of limitations period and compliance with the terms of the Note and compliance with the terms of the Deed of Trust unless Borrower at such time provides Lender with an environmental assessment report acceptable to Lender, in Lender’s sole discretion, showing the Property to be free of Hazardous Materials and not in violation of Hazardous Waste Laws.  The burden of proof under this subsection with regard to establishing the date upon which such Hazardous Materials were placed or appeared in, on or under the Property shall be upon Borrower;

(l)

(i) any and all costs incurred in order to cause the Property to comply with any applicable Accessibility Laws (as defined in the Deed of Trust) and (ii) any indemnity or other agreements to hold Lender harmless from and against any and all losses, liabilities, damages, injuries, costs or expenses of any kind arising as a result of non-compliance with any applicable Accessibility Laws.  Borrower shall not be liable hereunder for compliance with any applicable Accessibility Laws that first become effective, or for any violation of any applicable Accessibility Laws resulting from alterations or improvements to the Property that are performed subsequent to Lender’s acquisition of the Property by foreclosure or acceptance of a deed in lieu thereof or subsequent to any transfer of ownership of the Property which was approved or authorized in writing by Lender pursuant to the Deed of Trust, provided that such transferee assumes in writing all obligations of Borrower pertaining to any applicable Accessibility Laws pursuant to the terms of the Loan Documents.  The burden of proof under this subsection with regard to establishing the date upon which such non-compliance with any Accessibility Laws occurred at the Property shall be upon Borrower;

(m)

failure to remit to Lender any amounts under any letter of credit (or any renewals and/or replacements thereof) supplied by Borrower to Lender in connection with the Loan, this Note or any of the other Loan Documents in the event that the  bank issuing such letter of credit becomes insolvent, files or has filed against it any bankruptcy or similar proceeding or is closed (either temporarily or permanently), is placed in receivership, conservatorship or liquidation by the Federal Deposit Insurance Corporation, Resolution Trust Corporation or any other governmental or quasi-governmental entity, or otherwise fails or refuses to honor such letter of credit or otherwise fails to maintain certain criteria required by Lender; and

(n)

failure to timely pay any amounts payable for all state documentary stamp taxes and intangible personal property taxes, if any, which may be levied or assessed against the Loan, this Note, the Deed of Trust or any of the other Loan Documents, together with all interest penalties or charges in connection therewith.

The obligations of Borrower in subsections (a) through (n) above, except as specifically provided in subsections (k) and (l), shall survive the repayment of the Loan through the applicable statute of limitations period evidenced by this Note, and satisfaction of the Deed of Trust.

10.

Full Recourse.  Notwithstanding any provisions in this Note to the contrary, including without limitation the provisions set forth in the section captioned “Exculpation” hereinabove, Borrower shall be personally liable, jointly and severally, for the entire indebtedness evidenced by this Note (including all principal, interest and other charges) in the event (a) Borrower violates the covenant governing the placing of subordinate financing on the Property as set forth in the Deed of Trust; (b) Borrower violates the covenant restricting transfers of interests in the Property or transfers of ownership interests in Borrower as set forth in the Deed of Trust; or (c) there is filed against Borrower or any guarantor or indemnitor of the Loan, a petition in bankruptcy or for the appointment of a receiver, or there commences under any bankruptcy or insolvency law, proceedings for Borrower’s relief, or for the compromise, extension, arrangement or adjustment of Borrower’s obligations which is not dismissed within 30 days after the filing of same.

11.

Waiver of Jury Trial.  BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES HEREBY THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, AGAINST LENDER, ITS SUCCESSORS AND ASSIGNS, BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS, THE LOAN OR ANY COURSE OF CONDUCT, ACT, OMISSION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON (INCLUDING, WITHOUT LIMITATION, LENDER’S DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER), IN CONNECTION WITH THE LOAN OR THE LOAN DOCUMENTS INCLUDING, WITHOUT LIMITATION, IN ANY COUNTERCLAIM WHICH ANY PARTY MAY BE PERMITTED TO ASSERT THEREUNDER, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  IN NO EVENT SHALL LENDER, ITS SUCCESSORS OR ASSIGNS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION LOSS OF BUSINESS PROFITS OR OPPORTUNITY) AND BY ITS EXECUTION HEREOF, BORROWER WAIVES ANY RIGHT TO CLAIM OR SEEK ANY SUCH DAMAGES.

12.

Captions.  The captions set forth at the beginning of the various paragraphs of this Note are for convenience only, and shall not be used to interpret or construe the provisions of this Note.

13.

Attorneys’ Fees.  As used herein, the phrase “Reasonable Attorneys’ Fees” shall mean fees charged by attorneys selected by Lender based upon such attorneys’ then prevailing hourly rates as opposed to any statutory presumption specified by any statute then in effect in the State.

14.

Applicable Laws.  This Note and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the internal laws of the State, without regard to principles of conflicts of laws.  The parties hereto irrevocably (a) agree that any suit, action or other legal proceeding arising out of or relating to this Note may be brought in a court of record in the State  or in the courts of the United States of America located in such State, (b) consent to the non-exclusive jurisdiction of each such court in any suit, action or proceeding, and (c) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

15.

Modifications.  This Note may not be amended or modified except by an agreement in writing signed by the party against whom enforcement is sought.

16.

Time of the Essence.  In connection with the Loan and this Note, time shall be of the essence.

17.

Successors and Assigns.  The terms, conditions, obligations and liabilities of this Note shall be binding upon Borrower, its heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender, its successors and assigns.  If Borrower is comprised of more than one person or entity, then the liability of each such person and entity hereunder shall be joint and several.

18.

Authorization.  By its signature below, Borrower represents and warrants that the Loan transaction contemplated by this Note and any of the other Loan Documents have been properly authorized by Borrower’s governing or managing body, and that the person signing on behalf of Borrower has been duly authorized to sign for, and hereto bind Borrower.

19.

Transfer.  Lender may, at any time, sell, transfer or assign this Note, the Deed of Trust, the Assignment and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement.  Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such securities or any credit rating agency rating such securities (collectively, the “Investor”) and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Loan and to Borrower, any guarantor and the Property, whether furnished by Borrower, any guarantor or otherwise, as Lender determines necessary or desirable.  Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender to satisfy such purchasers or participants that the unpaid indebtedness evidenced by this Note is outstanding upon the terms and provisions set out in this Note and the other Loan Documents.  To the extent, if any, specified in such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such assignee(s) or participant(s) would have if they were the Lender hereunder.

IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.

Bedford Property Investors, Inc, a Maryland corporation

By /s/ Hanh Kihara

Hanh Kihara, Senior Vice President and Chief Financial Officer

096473 000136 DALLAS 1466548.3